EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

GLOBAL ELECTRONIC RECOVERY CORP.
6240 West 3rd Street Suite 208
Los Angeles, California USA 90036

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of Global Electronic Recovery Corp. (the "Company") at a price of $0.10 per Share (the "Subscription Price") Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Residents of Canada must complete Schedule A hereto.

MAKE CHECK PAYABLE TO: Global Electronic Recovery Corp.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip Code).

___________________________________
Signature of Purchaser

___________________________________
Printed Name of Purchaser

___________________________________
Social Security Number/Tax I.D.

Number of Shares Purchased Total Subscription Price

__________________________ _______________________

Form of Payment: Cash _________________
Check# _________________
Other _________________

ACCEPTED THIS _____ DAY OF ________________, _______.

Global Electronic Recovery Corp.

BY: __________________________________

Title: ___________________________

APPENDIX 1 TO SUBSCRIPTION AGREEMENT

Acknowledgement

The undersigned hereby represents and warrants to Global Electronic Recovery Corp. (the "Company"), knowing that the Company will be relying on these matters to determine the undersigned's suitability as an investor and the availability of securities law exemptions, that the undersigned qualifies to purchase the Shares under one of the following exemptions:

Private issuer exemption

(a) the undersigned is:
    a director, officer, employee or control person of the Company;
    a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the Company;
    a close personal friend of a director, senior officer or control person of the Company;
    a close business associate of a director, senior officer or control person of the Company;
    a spouse, parent, grandparent, brother, sister or child of the selling security holder, if any;
    an "accredited investor" as defined in Multilateral Instrument 45-103;
    a person or company that is wholly-owned by any combination of persons or companies described in subparagraphs (i) to (vi) above; or
    a person or company that is not the public.

Family, friends and business associates exemption

(a) the undersigned is:
    a director, senior officer or control person of the Company, or of an affiliate of the Company;
    a spouse, parent, grandparent, brother, sister or child of a director, senior officer or control person of the issuer, or of an affiliate of the Company;
    a close personal friend of a director, senior officer or control person of the Company, or an affiliate of the Company;
    a close business associate of a director, senior officer or control person of the Company, or an affiliate of the Company; or
    a person or a company that is wholly-owned by any combination of persons or companies described in subparagraphs (i) to (iv).

IN WITNESS WHEREOF, the undersigned has executed this Acknowledgement as of the _____ day of _______________, 200__.

Print name of Investor

Signature Investor

[Title]